Exhibit 99.1

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision Project Soar EmergeCo Business Plan March 2026

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision Operational Update • Initial results show transformation initiatives have dramatically improved earnings, as Spirit is on track to generate operating margins of (5.6%) for Q1’2026 (1) , compared to an operating margin of (27.1%) during Q1’2025 • Spirit ranked 3 rd among the 10 largest North American carriers for on - time performance (2) and was the most improved domestic airline in the Wall Street Journal’s annual rankings • Initial restructuring objectives largely accomplished (1) Per 76 aircraft business plan, dated 2/2/26. (2) Based on aviation analytics firm Cirium . 1

EmergeCo Description – 76 Aircraft Airline

- Spirit management has created an alternative near-to-midterm business plan that further reduces the size of the airline by 35 to 40 aircraft. The objective is to minimize cash requirements and free up collateral for monetization
  - Target fleet is 76 aircraft by mid-August 2026
  - Focus will be on TRASM maximizing day-of-week and seasonal flying
  - Fleet reduction facilitates the sale of 20 HFS A320/321 CEOs and the rejection of up to 18 high cost NEO aircraft
- Shift in network size and scheduling approach will drive significant operational change, including G&A reduction
- The smaller airline minimizes operating cash requirements, improves margins, and significantly reduces aircraft debt

2026 Metrics	Cash Trough	EBITDAR	Year-End Aircraft Debt(1)
114 Aircraft Plan	($410mm)(2)	$543mm(2)	$2.3bn
76 Aircraft Plan	($87mm)(3)	$456mm(3)	$1.4bn

(1) Year-end aircraft debt balance is shown as of 12/31/2025.
(2) Per 114 aircraft business plan model with actuals through 10/29/25, shared with the DIP Lenders on 11/21/25, adjusted to exclude certain asset sales assumed to occur prior to emergence on a standalone plan.
(3) Per 76 aircraft business plan with actuals through 12/31/25, dated 2/2/26. Adjusted for certain chapter 11 overlays (see cash flow forecast page for additional detail).

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision
2

Transformation Plan Overview

Initiative	Description	2027 $ Contribution Impact	Status
Network Redesign	• Eliminate unprofitable flying and redeploy capacity to markets where Spirit has natural strengths • Maximize "variable" scheduling focused on peak period flying, both by day-of-week and seasonal	$452mm	Nov-25 / Aug-26
Fleet Plan	• Shed ~138 owned and leased aircraft, reducing balance sheet debt and lease obligations by $4.3bn • Maximizing mid-life owned A320 and A321 ceos	$502mm	Nov-25+
Product and Revenue Management	• Reposition brand to capture capacity share, shifting from solely budget travelers to value-seeking customers	$119mm	Nov-25+
Competitive Cost Structure	• Reduce airport gate rent, advertising spend, overhead, and normalize one-time expenses • Rightsizing workforce to align with reduced operations • Modify third party ground handling and maintenance agreements	$374mm	Sep-25+
Total Opportunity		**$1,447mm**	

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision

3

Liquidity Initiatives Since Filing

	Initiative	Status	Liquidity Benefits
Fleet[1]	AerCap	✓	$150mm settlement with $10mm in PDP reimbursements
	Other Lessors	✓	$68mm in net benefit from maintenance support payments and reimbursements
Liquidity[2]	Engine OEM Credits	✓	$140mm in maintenance credits through 2027
	Excess Gates	✓	$30mm in proceeds for the sale of 2 gates in ORD, closed in December 2025[3], and $30mm in proceeds for the sale of additional gates closed in February 2026
	Various Saleable Assets	In process	$220-360mm in potential proceeds (the company is currently running processes to monetize the various other saleable assets and is negotiating terms with counterparties), expected between Q2'26 and Q4'26

(1) Fleet initiative liquidity benefits through 2026.
(2) Liquidity overview excludes $339mm of DIP proceeds through first 3 draws.
(3) Excludes other non-core gates available for sale.

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision

4

Network Summary: Initiatives Since August 2025 Filing

Key initiatives:

1. **Removal of unprofitable flying from the network, in line with initial fleet reductions**
   Permanently removed over 270 underperforming markets[(1)] from our network in Q4'25, and will continue to tactically adapt to changes in market conditions and competitive environment
2. **Reallocation of capacity into areas of strength**
   Focusing on most profitable and defensible areas of the network, maintaining the opportunity to profitably grow them further in 2027+; reducing capacity in fragmented markets with heavy Value presence
3. **Optimization of schedule quality and consistency**
   Moving to more consistent and reliable schedules in core markets to improve unit revenues


2026 Network TRASM Lift by Initiative
11.00¢
10.80¢
10.60¢
10.40¢
10.20¢
10.00¢
9.80¢
9.60¢
9.40¢
9.20¢
9.00¢
9.56¢
9.98¢
0.42¢
10.34¢
0.36¢
10.46¢
0.12¢
10.84¢
0.38¢
2025 Baseline
1) Market Removals
2) Capacity Reallocations
3) Schedule Improvements
4) EmergeCo (Est.)

(1) Includes markets exited during 2025 that operated during the previous 24 months.

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision
5

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision $ 44 $ 24 $ 13 $ 10 $91 Premium Seating Product Simplification Revenue Management Other Projects Total • Expand premium seating inventory • Full fleet anticipated to transition to 8 Spirit First / 42 Premium Economy Configuration • 2026 Value expected to be at least ~$44mm+ due to time to get fleet in full configuration • Simplify product offers to drive ancillary sales • Build Revenue Management infrastructure • 2026 value of $13mm to account for implementation and ramp up time • Includes a new revenue management platform that supports new strategies, a seat buyback and resell program, and a new network that allows for longer term scheduling • Improve merchandising and introduce new products • 2026 value of $10mm to account for implementation and ramp up time • Includes a new bundle and save feature for ancillary options, improved eCommerce tools for personalization and retargeting, disruption insurance, and distribution enhancements on premium bundles 6 Key Drivers

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision 48 20 28 166 118 48 0 50 100 150 200 250 Pre-Restructuring HFS Aircraft Lessor Rejections Pro Forma EmergeCo Owned Leased Pro Forma Fleet Overview 7 Spirit’s pro forma fleet is 37% owned (vs 22% pre - filing) and focused on ceo aircraft

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision In addition to cost reduction initiatives, Spirit expects to reduce its fleet ownership cost by over 65% to $269mm under the EmergeCo Plan (1) C = A + B ( $ in millions ) Total Savings (2) Estimated Incremental @ 76 lines of flying Estimated @ 114 lines of flying Expense Line Item $ 560 $ 126 $ 434 1 SW&B $ 67 $35 $ 32 2 Landing Fees and Rents $ 65 $ 22 $ 43 Maintenance, 3 Materials and Repairs $ 294 $ 99 $ 195 4 Distribution and Other Operating $ 986 $ 282 $ 704 Total (1) Represents 2025 / 2026 fleet - related cash payments (rent or debt service expense). (2) Excludes cost avoidance initiatives. 8 Cost Reduction Initiatives in 2026 B A

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision C = A + B ( $ in millions ) Total Savings (1) Estimated Incremental @ 76 lines of flying Estimated @ 114 lines of flying Expense Line Item $ 724 $ 311 $ 413 1 SW&B $ 126 $99 $ 27 2 Landing Fees and Rents $ 88 $ 54 $ 34 Maintenance, 3 Materials and Repairs $ 390 $ 208 $ 182 4 Distribution and Other Operating $ 1,328 $ 672 $ 656 Total (1) Excludes cost avoidance initiatives. 9 Cost Reduction Initiatives through 2027 B A

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision ($90) ($1,277) $208 $297 $986 $31 $92 $101 $107 $456 Increase Decrease Total FY’25 to FY’26 EBITDAR Bridge The 2026 business plan sets a $ 986 mm target in cost takeout excluding fuel and fleet savings . ($ in millions) Capacity Reduction FY’25 Adj. EBITDAR Capacity Reduction (Rev Vol) Fuel Expense Cost Reduction Network Redesign PRM Capacity Reduction (TRASM) EmergeCo TRASM Benefit GDP / PPG Other FY’26 Adj. EBITDAR (1) Excludes cost avoidance initiatives. 10

Projected Operating Performance

($ in millions)

Period Ending	Q1'26	Q2'26	Q3'26	Q4'26	FY'26	Q1'27	Q2'27	Q3'27	Q4'27	FY'27
Total Revenue	$827	$806	$690	$702	$3,024	$621	$659	$649	$750	$2,678
% change		*(2.5%)*	*(14.4%)*	*1.7%*		*(11.5%)*	*6.1%*	*(1.5%)*	*15.5%*	*(11.4%)*
Cost of Operations	(569)	(529)	(473)	(408)	(1,979)	(399)	(405)	(406)	(400)	(1,610)
Aircraft Fuel	(196)	(174)	(153)	(126)	(649)	(121)	(126)	(131)	(126)	(504)
Aircraft Rent	(52)	(49)	(42)	(29)	(172)	(29)	(30)	(34)	(38)	(130)
Depreciation and Amortization	(56)	(53)	(51)	(49)	(209)	(51)	(54)	(57)	(55)	(217)
Total Operating Expenses	**($873)**	**($805)**	**($719)**	**($612)**	**($3,008)**	**($600)**	**($614)**	**($627)**	**($619)**	**($2,460)**
% Operating Margin	*(5.6%)*	*0.2%*	*(4.3%)*	*12.8%*	*0.5%*	*3.5%*	*6.8%*	*3.4%*	*17.4%*	*8.1%*
Operating Income	**($46)**	**$1**	**($29)**	**$90**	**$15**	**$21**	**$45**	**$22**	**$130**	**$218**
Total Non-Operating Expenses	(36)	(31)	(51)	(40)	(158)	(39)	(37)	(37)	(35)	(148)
Pre-Tax Income	**($83)**	**($30)**	**($81)**	**$50**	**($143)**	**($17)**	**$7**	**($15)**	**$95**	**$70**
% Pre-Tax Margin	*(10.0%)*	*(3.7%)*	*(11.7%)*	*7.2%*	*(4.7%)*	*(2.7%)*	*1.1%*	*(2.3%)*	*12.7%*	*2.6%*
Net Income	**($64)**	**($23)**	**($63)**	**$39**	**($111)**	**($13)**	**$6**	**($11)**	**$73**	**$55**
% Net Margin	*(7.7%)*	*(2.9%)*	*(9.1%)*	*5.5%*	*(3.7%)*	*(2.1%)*	*0.9%*	*(1.8%)*	*9.8%*	*2.0%*
Adj. EBITDA	**$10**	**$54**	**$22**	**$138**	**$224**	**$73**	**$98**	**$78**	**$186**	**$435**
% Adj. EBITDA Margin	*1.2%*	*6.7%*	*3.2%*	*19.7%*	*7.4%*	*11.7%*	*14.9%*	*12.1%*	*24.7%*	*16.2%*
Adj. EBITDAR	**$74**	**$118**	**$81**	**$183**	**$456**	**$110**	**$136**	**$120**	**$232**	**$598**
% Adj. EBITDA Margin	*8.9%*	*14.7%*	*11.8%*	*26.1%*	*15.1%*	*17.7%*	*20.6%*	*18.5%*	*30.9%*	*22.3%*
Operating Metrics										
ASMs (000s)	7,914,295	7,181,166	6,247,875	5,288,814	26,632,150	5,197,051	5,333,880	5,457,821	5,543,352	21,532,104
% Change		*(9.3%)*	*(13.0%)*	*(15.4%)*		*(1.7%)*	*2.6%*	*2.3%*	*1.6%*	*(19.1%)*
TRASM (incl. Rev Initiatives)	10.44c	11.22c	11.04c	13.27c	11.35c	11.95c	12.35c	11.89c	13.52c	12.44c
CASM (excl. Fuel)	8.56c	8.78c	9.06c	9.18c	8.86c	9.22c	9.15c	9.09c	8.89c	9.08c
Fuel Cost Per Gallon (economic)	$2.32	$2.22	$2.21	$2.19	$2.24	$2.15	$2.14	$2.15	$2.13	$2.14

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision

11

Pro Forma Capital Structure

Key Assumptions

- **Emergence: July 2026 (illustrative and subject to change)**
- **New Money DIP repaid at Emergence**
- **Rollup DIP partially repaid in cash and receives (i) secured takeback debt and (ii) [100]% of pro forma equity(1)**
- **Excludes ~$100mm of off-balance sheet maintenance liability**

			At Filing	Bankruptcy			At Emergence	
($ in millions)	Maturity	Rate	Amount	Course of Bankruptcy	EmergeCo Adjustment	At / Pre Emergence	Amount	(x) 2027E EBITDAR
Fixed-rate class A 2015-1 EETC due 2028[2]	Apr-28	4%	$224	($22)[3]	$–	$–	$202	
Fixed-rate class AA 2017-1 EETC due 2030[2]	Feb-30	3%	148	(6)[3]	–	–	142	
Fixed-rate class A 2017-1 EETC due 2030[2]	Feb-30	4%	49	(2)[3]	–	–	47	
Fixed-rate class B(R) 2025 EETC due 2030[2][4]	2030	11%	215	(19)[3]	–	–	196	
Fixed Rate Term Loans due through 2039[5]	2039	Various	847	(279)	(308)	–	260	
Operating Lease Liabilities	N/A	N/A	4,659	(3,240)	(746)	–	673	
Aircraft Debt			**$6,142**	**($3,568)**	**($1,054)**	**$–**	**$1,520**	**2.5x**
New Money DIP[6]	Jul-26	S + 800	–	384	–	(384)	–	
Rollup DIP	Jul-26	– [7]	–	625	–	(625)	–	
Secured Takeback Debt	Jul-31	S + 750[8]	–	–	–	300	300	
Total Supersenior Debt			**$6,142**	**($2,559)**	**($1,054)**	**($709)**	**$1,820**	**3.0x**
$275mm Secured RCF[9]	[Nov-30]	[S + 325]	275	–	–	[TBD]	[275]	
Prepetition Notes	Mar-30	11% [10]	856	(625)	–	(231)	–	
Total Secured Debt			**$7,273**	**($3,184)**	**($1,054)**	**($940)**	**$2,095**	**3.5x**
Unsecured Term Loans due in 2031	2031	Various	136	–	–	(136)	–	
Total Debt			**$7,409**	**($3,184)**	**($1,054)**	**($1,076)**	**$2,095**	**3.5x**
Unrestricted Cash on Balance Sheet			(256)	72	–	–	(184)	
Net Debt			**$7,152**	**($3,112)**	**($1,054)**	**($1,076)**	**$1,911**	**3.2x**
Memo: Spirit 2027E EBITDAR							$598	

(1) Subject to dilution for any equity consideration provided to the remaining Prepetition Secured Notes and for MIP.
(2) Consist of enhanced equipment trust certificates used to finance or refinance aircraft and, in certain cases, spare engines through one of the company's SPEs.
(3) EETC aircraft count remains unchanged; reduction is related to scheduled principal paydowns through the course of bankruptcy.
(4) Junior to the outstanding pass-through certificates that were previously issued under the 2015-1 (Class A) and Series 2017-1 (Class AA and Class A) pass through certificates.
(5) Includes obligations related to 18 aircraft recorded as failed sale-leaseback transactions.
(6) Balance as of July 2026, the illustrative emergence date.
(7) Bears interest at 0% unless ultimately determined to be oversecured, then same rate as New Money DIP.
(8) PIK for first 3 years.
(9) Subject to negotiation, informed by latest view from DIP and RCF Lenders.
(10) 11% cash or 12% interest with 8% cash and 4% PIK.

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision

12

Cash Flow Detail

($ in millions)	Jan-26	Feb-26	Mar-26	Apr-26	May-26	Jun-26	Emergence Jul-26	Aug-26	Sep-26	Oct-26	Nov-26	Dec-26	Q1'27	Q2'27	Q3'27	Q4'27
Net Operating Cash Flow	**($9)**	**$5**	**$41**	**($41)**	**($8)**	**$25**	**($6)**	**($32)**	**($6)**	**$55**	**$60**	**$49**	**$76**	**$85**	**$70**	**$213**
(+) Other Working Capital	(4)	(99)	(22)	(7)	(8)	(22)	(9)	(21)	(6)	(44)	(15)	(9)	(55)	(69)	(23)	(71)
(-) CapEx	(4)	(3)	(2)	(4)	(4)	(8)	(4)	(4)	(5)	(3)	(3)	(4)	(15)	(15)	(15)	(15)
UFCF	**($17)**	**($97)**	**$17**	**($51)**	**($20)**	**($5)**	**($19)**	**($56)**	**($17)**	**$8**	**$43**	**$36**	**$5**	**$1**	**$32**	**$127**
(-) Debt Service	(2)	(37)	(10)	(30)	(6)	(6)	(1)	(30)	(1)	(28)	(1)	(0)	(31)	(28)	(30)	(27)
LFCF	**($19)**	**($134)**	**$7**	**($81)**	**($26)**	**($11)**	**($20)**	**($87)**	**($18)**	**($20)**	**$42**	**$36**	**($25)**	**($27)**	**$2**	**$99**
(+) Elavon, Lessors, & Engine OEM	(19)	27	49	44	(4)	28	38	41	(11)	(16)	(8)	64	31	10	14	(7)
(+) Restructuring - Admin & Labor	(3)	(2)	(3)	(2)	(2)	(3)	(45)	–	(2)	–	–	(3)	–	–	–	–
(+) Restructuring - Prof. Fees (Illustrative)	(17)	(13)	(23)	(23)	(15)	(14)	(24)	(15)	–	–	–	–	–	–	–	–
(+) Restructuring - Fleet Timing	–	–	–	–	–	–	(28)	–	–	–	–	–	–	–	–	–
(+) Asset Sale Expense Reimbursement[1]	–	–	–	4	18	37	23	13	2	–	–	–	–	–	–	–
Net Cash Flow	**($58)**	**($121)**	**$30**	**($58)**	**($28)**	**$37**	**($56)**	**($48)**	**($28)**	**($36)**	**$34**	**$97**	**$5**	**($17)**	**$17**	**$92**

Note: Company provided business plan model with actuals through 12/31/25, dated 2/2/26. Cash flows exclude additional stakeholder contributions and other liquidity initiatives being pursued which may have a significant effect on net cash flow.
(1) Assumes a total of $98mm of proceeds withheld for maintenance of HFS aircraft (required delivery condition) and professional fees related to the sale process. Amount highly illustrative and subject to change.

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision

13

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision Cash Payments to DIP Lenders Timing Amount Payment March 2026 $150mm Initial Paydown at RSA [July] 2026 $100mm Emergence Payment December 2025 / February 2026 ~$60mm Asset Sale: ORD Gates Q2 2026 – Q4 2026 $[220 - 360]mm Other Asset Sales: HFS Aircraft, HQ, and DTW Hangar 14

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision Appendix

Illustrative Recovery Values(1)

($ in thousands)		Asset Recovery Estimate (%)		Asset Recovery Estimate ($)	
Illustrative Proceeds	**Est. Market Val**	**Low**	**High**	**Low**	**High**
Gross Liquidation Proceeds	**$3,076,711**	**70.0%**	**77.4%**	**$2,152,962**	**$2,382,323**
(-) Total Liquidation Costs[2]				(1,577,954)	(1,719,619)
Net Liquidation Proceeds Available to Creditors				**$575,007**	**$662,704**

	Estimated Claims		Claim Recovery Estimate (%)		Claim Recovery Estimate ($)	
Claims	**Low**	**High**	**Low**	**High**	**Low**	**High**
DIP Term Loan[3]	362,647	362,647	100.0%	100.0%	362,647	362,647
DIP Roll Up	625,000	625,000	6.5%	12.7%	40,849	79,544
Exit Secured Notes	231,111	231,111	–	–	–	–

Note: Illustrative analysis prepared for discussion purposes only and subject to change. As of February 2026 and does not reflect subsequent accruals or paydowns from asset sale proceeds.

(1) Recovery values / liquidation proceeds are being considered as part of the exploration of all available paths to maximize value.

(2) Includes liquidation costs, administrative claims, EETC / bilateral debt paydown, exclusion of certain restricted / carve-out cash amounts, and other offsetting payoffs.

(3) Includes DIP new money, backstop fee, accrued PIK interest. Net of $30mm of DIP paydown from sale first pair of gates.

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision

16

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision Illustrative Sources and Uses and Budget in Hypothetical 2026 Wind Down ($ in millions) Sources: Uses: Receipts Earned Up To Hypothetical Announcement Date $29 Disbursements Incurred Up To Hypothetical Announcement Date ($155) Escrowed Carve-Out Cash 120 Disbursements for Hypothetical Wind-Down Activities (169) Cash Requirement 255 Funding of Certain Employee Administrative Claims under Carve-Out (80) Total Sources $403 Total Uses ($403) Hypothetical Wind-Down Budget (Post Hypothetical Announcement Date): Receipts / Disbursements, less: Escrowed Carve-Out Cash (Up To Hypothetical Announcement Date) ($6) Employee Related Costs (58) Aircraft Related Costs (2) Vendor Related Costs (25) Operational and Preservation Related Costs (12) All Other Related Costs (Board and Governance Fees, etc.) (1) Total Hypothetical Wind-Down Budget ($103) Prof. Fees for Hourly / Monthly - Post Hypothetical Announcement Date (41) Prof. Fees for Transaction / Success Fees - Post Hypothetical Announcement Date (31) Total Hypothetical Wind-Down Budget (Professional Fees Only) ($72) Total Hypothetical Wind-Down Budget (with Professional Fees) ($175) Note : Above amounts are approximate estimates and should be considered for illustrative purposes only. All amounts are subject to on going review and analysis and may be materially revised. 17

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision Illustrative Sources and Uses and Budget in Hypothetical 2027 Wind Down ($ in millions) Sources: Uses: Receipts Earned Up To Hypothetical Announcement Date – Disbursements Incurred Up To Hypothetical Announcement Date – Escrowed Carve-Out Cash – Disbursements for Hypothetical Wind-Down Activities (68) Cash Requirement 120 Funding of Certain Employee Administrative Claims under Carve-Out (52) Total Sources $120 Total Uses ($120) Hypothetical Wind-Down Budget (Post Hypothetical Announcement Date): Receipts / Disbursements, less: Escrowed Carve-Out Cash (Up To Hypothetical Announcement Date) – Employee Related Costs (35) Aircraft Related Costs (3) Vendor Related Costs (14) Operational and Preservation Related Costs (7) All Other Related Costs (Board and Governance Fees, etc.) – Total Hypothetical Wind-Down Budget ($59) Prof. Fees for Hourly / Monthly - Post Hypothetical Announcement Date (9) Prof. Fees for Transaction / Success Fees - Post Hypothetical Announcement Date – Total Hypothetical Wind-Down Budget (Professional Fees Only) ($9) Total Hypothetical Wind-Down Budget (with Professional Fees) ($68) Note : Above amounts are approximate estimates and should be considered for illustrative purposes only. All amounts are subject to on going review and analysis and may be materially revised. 18

Liquidity Forecast

Near-Term Liquidity Forecast (as of March 12, 2026)

($ in millions)

Week Ending:	Mar-14	Mar-21	Mar-28	Apr-04	Apr-11	Apr-18	Apr-25	May-02	May-09	May-16	May-23	May-30	Jun-06
Receipts	$63	$95	$112	$86	$90	$100	$99	$89	$72	$63	$76	$75	$81
Disbursements	(292)	(98)	(124)	(101)	(116)	(68)	(108)	(109)	(55)	(101)	(62)	(117)	(57)
Net Cash Flow	**($229)**	**($3)**	**($11)**	**($14)**	**($26)**	**$32**	**($9)**	**($20)**	**$17**	**($38)**	**$14**	**($41)**	**$24**
Ending Cash (excl. DIP)[1]	**$532**	**$528**	**$517**	**$503**	**$477**	**$509**	**$500**	**$479**	**$496**	**$458**	**$471**	**$430**	**$454**
(+) DIP Funding	–	–	–	–	–	–	–	–	–	–	–	–	–
Ending Cash (incl. DIP)[1]	**$532**	**$528**	**$517**	**$503**	**$477**	**$509**	**$500**	**$479**	**$496**	**$458**	**$471**	**$430**	**$454**

Variance Report (as of March 12, 2026)

($ in millions)	Actual	Forecast	Variance ($)	Variance (%)
Week Beginning	**Feb-08**	**Feb-08**	**Feb-08**	**Feb-08**
Week Ending	**Mar-07**	**Mar-07**	**Mar-07**	**Mar-07**
Receipts	$320	$307	$13	4.3%
Disbursements	(386)	(515)	129	25.1%
Net Cash Flow	**($66)**	**($208)**	**$142**	**68.4%**
Beginning Cash	$826	$800	$26	3.2%
Net Cash Flow	(66)	(208)	142	68.4%
Ending Cash (excl. DIP)[2]	**$761**	**$593**	**$168**	**28.3%**
(+) DIP Funding	–	194[3]	(194)	(100.0%)
Ending Cash (incl. DIP)[2]	**$761**	**$787**	**($26)**	**(3.3%)**

(1) Includes the carve out funds (ranges from ~$80-130mm), cash in Encumbered Accounts (ranges from ~$200-240mm), and ~$150mm of restricted cash balance throughout the forecast period; amounts are estimates and subject to change.

(2) Includes the carve out funds (~$130mm in actual and in forecast), cash in Encumbered Accounts (~$340mm in actual and ~$290mm in forecast), and restricted cash balance (~$220mm in actual and in forecast).

(3) $194mm of forecasted DIP funding reflects the $100mm 4th DIP draw ($97mm net of OID). Given the rolling nature of the forecast periods used in 4-week variance testing, forecasted DIP funding is overstated due to timing differences across various 13-week cash flows.

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision

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Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision (1) Net Accounts Receivable balance as of 1/31 was $95mm. (2) Balances exclude CC, Fuel, VAT, or maintenance, among others. AR Aging Analysis ($ in millions) Days Outstanding 0-30 31-60 61-90 91-120 121+ Total Accounts Receivable Balance ⁽ ² ⁾ $15 $5 $1 $1 $10 $32 Accounts Receivable Aging Analysis (as of March 6 , 2026) (1) 20

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision Fuel Update March 2026

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 Mar-26 Apr-26 May-26 Jun-26 Jul-26 Aug-26 Sep-26 Oct-26 Nov-26 Dec-26 Jan-27 Feb-27 Mar-27 NY Jet Fuel LA Jet Fuel USGC Jet Fuel $5.07 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 $5.50 Dec-21 Jan-22 Feb-22 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22 Oct-22 Nov-22 Dec-22 Situation Overview • Over the past week, jet fuel prices have surged to levels not seen since the invasion of Ukraine in February 2022 – Current Price: $3.88 (1) per gallon, a 55% increase vs. late February 2026 • While the company is certainly exposed to this rapid rise in fuel costs, there are a number of potentially mitigating factors to consider – Spirit’s short booking helps minimize exposure to fuel fluctuations, allowing for a relatively quick response via pricing actions (i.e. March is 72% booked) (2) – If fuel price remains elevated for an extended period and a significant reduction in industry capacity is required, Spirit’s flexibility due to bankruptcy would put the airline in an advantaged position to reduce capacity and fixed costs 20 Days After (5/18/22) Peak (4/28/22) 20 Days Prior (4/8/22) $3.47 $5.07 $3.41 Kerosene - Type Jet Fuel (3) Jet Fuel Futures (1)(4) Jet Fuel Spot Price (Russian Invasion of Ukraine) (3) 1. Refers to all - in cost per gallon (spot price per Argus U.S. Jet Fuel Index). 2. As of 03.09.26 based on Company projections as of 02.19.26. 3. Refers to wholesale price, per U.S. Gulf Coast Kerosene - Type Jet Fuel Spot Price FOB. 4. Source: Bloomberg (03.09.26). In 2022, fuel prices also surged after Russia’s invasion of Ukraine, but reverted to their pre - conflict levels shortly thereafter

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision 23 • Historically, in periods of rapidly rising fuel prices, the industry will generally react quickly and begin to raise fare lev els – However, a lag exists between rapid increases in fuel price and the realization of higher yields and incremental revenue production – A significant industry - wide fare increase (or series of increases) will generally slow demand for some period of time, which causes inventory management systems to release inventory at lower price points. Inventory opening offsets the increase in filed fares in the short run – Over time, as the market absorbs fare increases and industry capacity begins to moderate or decline, the cumulative impact of fare increases will begin to lever and improve revenue performance • Expectations around the duration of elevated fuel price, number of successful fare increases, and magnitude of industry capacity reductions impact both the lag time and level of fuel price offset for the industry • As the price of oil began to rapidly increase in late - February, the industry cleared a broad $10 fare increase – Although exceptions exist, this action covered the majority of domestic markets and all fare types Fuel Surge – Industry Impact

Privileged and Confidential | Prepared at Request of Counsel | Preliminary and Subject to Material Revision 24 • Spirit’s actions were structured to protect robust booking volume and yield improvements for spring break • Since the increase, the Company has made a limited number of competitive adjustments but are holding floor increases across the vast majority of markets • Spirit enacted an additional $10 system - wide increase today (1) for all bookings past mid - April and will continue to react to industry initiatives – Illustratively, for the month of April, a $20 fare increase across all bookings would offset jet fuel price increases of up to 70% from forecasted levels • Whether the price of fuel declines rapidly or slowly over time, Spirit’s pre - planned capacity reductions will help offset the impact near - term relative to other carriers – If fuel price declines rapidly, fare levels will be in a better position approaching the summer peak – If fuel price remains elevated for an extended period and a significant reduction in industry capacity is required, Spirit’s flexibility due to bankruptcy would put the airline in an advantaged position to reduce capacity and fixed costs Fuel Surge – Spirit Reaction 1. Refers to 03.09.26.